UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2017

Southern Concepts Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
Colorado
(State or other jurisdiction of incorporation)

000-52853	80-0182193
(Commission File Number)	(IRS Employer Identification No.)

1830 Jet Stream Drive, Colorado Springs, CO 80921
(Address of principal executive offices) (Zip Code)

(719) 265-5821
(Registrant's telephone number, including area code)

2 N. Cascade Avenue, Suite 1400, Colorado Springs, CO 80903
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called "forward-looking statements," all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "forecasts," "projects," "intends," "estimates," and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.02 Termination of a Material Definitive Agreement

On March 1, 2017, the Company notified SH Franchising & Licensing, LLC, that the Company and related franchisees would no longer continue to operate the Company's restaurants under the Southern Hospitality franchise agreement.  The Company was required to give notice of its intention not to continue operating under the Southern Hospitality name pursuant to the terms of the franchise agreement.

Item 8.01 Other Events.

On February 24, 2017, the Company received a notice of default related to a promissory note in an amount of $150,000 dated February 3, 2016, which matured on February 3, 2017.  The promissory note contains a thirty day cure period, and the Company is currently determining if it will be possible to cure the default of the promissory note.

On February 28, 2017, the Company received a default notice related to a note conversion agreement with Bourbon Brothers #14, LLC dated December 29, 2016.  The default notice states that pursuant to the note conversion agreement, the Company was required to hold a shareholders meeting, or file a proxy statement within sixty days of the note conversion agreement in order to effect various corporate changes.  The default notice demands payment of the debt owed to Bourbon Brothers #14, LLC, in an amount of $1,300,000.  In exchange for repayment, Bourbon Brothers #14, LLC would return the 20,000,000 shares of common stock issued pursuant to the note conversion agreement.  The Company is currently deciding how to proceed and respond to the default notice.

On February 28, 2017, the Company received a default notice related to a licensing agreement with Hospitality Income & Asset, LLC, whereby the Company was granted the exclusive right to use the Bourbon Brothers federal trademark and associated trademarks, trade names, service marks, logos, brands, slogans, domain names and identifying features (the "Marks") owned by Hospitality Income & Asset, LLC.  The default notice states that the Company is in violation of Section 11 of the first amendment to the licensing agreement related to insolvency, and Hospitality Income & Asset, LLC is therefore invoking such section 11 in order to terminate the rights, grants and any usage of the Marks by the Company.  The default notice states that the notice of termination shall take effect thirty days from the date of the default notice, and that the Company must begin to return all intellectual property containing the Marks, and transfer all domain names making reference to the Marks to Hospitality Income & Asset, LLC.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CONCEPTS RESTAURANT GROUP, INC.

Date: March 2, 2017	By:	/s/ James Fenlason
James Fenlason, Chief Executive Officer